Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the filing of Form 8-K/A (included in the exhibits to such filing) we hereby consent to the inclusion herein of our report dated August 13, 2007 on the financial statements of Classic Affairs, Inc. for the years ended December 31, 2004, 2005 and 2006.

Denver, Colorado	CAUSEY DEMGEN & MOORE INC.
August 13, 2007